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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
March 20, 2013 (March 19, 2013)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 1.01. Entry into a Material Definitive Agreement.
On March 19, 2013, Holly Energy Partners, L.P. (the “Partnership”) and HollyFrontier Corporation and certain of its affiliates, as selling unitholders (the “Selling Unitholders”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as joint book-running managers and representatives of the several underwriters named therein (the “Underwriters”), with respect to the issuance and sale by the Partnership of 1,875,000 common units representing limited partner interests in the Partnership (the “Common Units”) and the sale of 1,875,000 Common Units collectively by the Selling Unitholders in an underwritten public offering (the “Common Units Offering”) at a price to the public of $40.80 per Common Unit. Pursuant to the Underwriting Agreement, the Underwriters have a 30-day option to purchase up to an additional 281,250 Common Units from the Partnership and up to an additional 281,250 Common Units collectively from the Selling Unitholders. The Common Units to be sold in the Common Units Offering have been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to the Partnership’s effective registration statement on Form S-3 (Registration No. 333-187337) filed with the Securities and Exchange Commission on March 18, 2013. The closing of the Common Units Offering is expected to occur on March 22, 2013 (the “Closing Date”).
In the Underwriting Agreement, the Partnership and the Selling Unitholders agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Underwriting Agreement in this Current Report on Form 8-K is qualified in its entirety by the terms of the Underwriting Agreement.
The Partnership intends to use the net proceeds it receives from the Common Units Offering of approximately $73.4 million (or approximately $84.5 million if the Underwriters exercise in full their option to purchase additional Common Units) and the general partner contribution described in the following paragraph to repay indebtedness incurred under its credit agreement and for general partnership purposes. Such amounts repaid under the Partnership’s credit agreement may be reborrowed from time to time, and, as previously reported, the Partnership intends to reborrow certain amounts to fund capital expenditures in connection with its expansion of its crude oil transportation system in southeastern New Mexico, which are currently estimated to be approximately $35 million to $40 million. The Partnership will not receive any of the proceeds from the Common Units sold by the Selling Unitholders.
In connection with the Common Units Offering, on the Closing Date, HEP Logistics Holdings, L.P., the general partner of the Partnership, will contribute approximately $1.5 million (or $1.7 million if the Underwriters exercise in full their option to purchase additional Common Units) to the Partnership in order to maintain its 2% general partner interest in the Partnership.

Item 7.01. Regulation FD Disclosure.

On March 19, 2013, the Partnership issued a press release announcing the pricing of the Common Units Offering. A copy of the press release is furnished as Exhibit 99.1.

This report on Form 8-K and the press release furnished as Exhibit 99.1 shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein or therein, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated March 19, 2013, between Holly Energy Partners, L.P., HollyFrontier Corporation and the other selling unitholders named therein, and Wells Fargo

Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

99.1*	Press release of the Partnership issued March 19, 2013.

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* Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Douglas S. Aron
Executive Vice President and Chief Financial Officer

Date:    March 20, 2013

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement, dated March 19, 2013, between Holly Energy Partners, L.P., HollyFrontier Corporation and the other selling unitholders named therein, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

99.1*	Press release of the Partnership issued March 19, 2013.
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* Furnished herewith